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                                                                  Exhibit 99.1
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[LOGO: BIOSEPRA]   A NEW VISION IN BIOPROCESSING
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                   PerSeptive Biosystems And BioSepra Announce
                            Settlement Of Patent Suit

     FRAMINGHAM, Mass and MARLBOROUGH, Mass.--Dec. 12, 1997--PerSeptive Biosystems, Inc. (Nasdaq: PBIO and BioSepra Inc. (Nasdaq: BSEP) announced today that they have settled PerSeptive's long standing patent lawsuit against BioSepra and Sepracor Inc. (Nasdaq: SEPR).

     Under the terms of the settlement, PerSeptive will receive an unspecified amount and BioSepra will obtain a limited, non-exclusive license under PerSeptive's Perfusion Chromatography(R) patents to make, use and sell its HyperD(R) product line free of claims of infringement. BioSepra and Sepracor will be removed as defendants in the litigation. Other terms of the settlement were not disclosed. PerSeptive's litigation against Pharmacia will continue.

     Samuel P. Hunt III, Vice President and General Counsel of PerSeptive, stated, "We are pleased to have settled our differences with BioSepra and Sepracor. Going forward we will continue to vigorously pursue our infringement litigation against Pharmacia-Biotech, and are confident that we will ultimately prevail."

     Jean-Marie Vogel, President and CEO of BioSepra, said, "We are pleased to end the heavy expenses associated with this litigation. This matter is now settled. We are moving forward with a renewed focus on our business."

     Any statements which are not historical facts contained in this release, including statements concerning the outcome of litigation, are forward looking statements. Forward looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including those inherent in legal proceedings and other risks identified in the companies' Securities and Exchange Commission filings.


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       CONTACT:PerSeptive Biosystems, Inc.
               Samuel P. Hunt III, 508-383-8700
                 or
               BioSepra Inc.
               Peter Castellanos, 508-357-7500





BioSepra Inc., 111 Locke Drive, Marlborough, MA 01752 Tel: 800.752.5277 Fax.508.480.8785 WWW. http://www.biosepra.com